UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2008

CMGI, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23262	04-2921333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Winter Street

Waltham, Massachusetts 02451

(Address of Principal Executive Offices)

(781) 663-5001

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 28, 2008, the Board of Directors (the “Board”) of CMGI, Inc. (the “Company”) approved, authorized and adopted the Amended and Restated Bylaws of the Company (the “Amended Bylaws”), which amended and restated the Company’s prior Amended Bylaws. Descriptions of the provisions adopted are provided below.

Procedures For Calling a Special Meeting of the Stockholders. Article II, Section 3(b) was added to establish procedures pursuant to which stockholders may call a special meeting of the stockholders pursuant to Section 3(a) of Article II. Any stockholder seeking to call a special meeting of the stockholders shall first request in writing that the Board fix a record date for the purpose of determining the stockholders entitled to call such special meeting, which request shall be in proper form and delivered to the secretary. Within 10 days after receipt of a request in proper form, the Board shall adopt a resolution fixing such record date. To be considered timely, a stockholder’s notice seeking to call a special meeting must be in proper form and delivered to the secretary not later than the 60 th day following the record date fixed by the Board.

Information Requirements. Additionally, the Amended Bylaws require information to be provided by certain of the stockholder or stockholders seeking to call a special meeting, including information about persons related to such stockholder and information about relevant derivative securities transactions engaged in by them.

Advance Notice of Stockholder Proposals and Director Nominations. Article II, Section 6 and Article III, Section 1 were amended to update the procedures pursuant to which a stockholder may propose business to be considered, or nominate a person for election to the Board, at a stockholder meeting, respectively.

Annual Meetings. Subject to certain exceptions, to be considered timely a stockholder’s proposal of business and/or director nomination shall be delivered to the secretary, not less than 90 days and not more than 120 days prior to the first anniversary of the preceding year’s annual meeting, subject to certain exceptions.

Special Meetings. To be considered timely, a stockholder’s director nomination for a special meeting shall be delivered to the secretary not earlier than the 120th day prior to such special meeting and not later than the 90th day prior to such special meeting or, if later, the 10th day following the day on which public disclosure of the date of such special meeting was first made.

Information Requirements. Additionally, the Amended Bylaws require information to be provided by certain of the stockholder or stockholders making a proposal or nominating a director, including information about persons related to such stockholder and information about relevant derivative securities transactions engaged in by them.

Indemnification and Advancement of Expenses. Article VII, Sections 1, 3, 9 and 10 were amended with respect to the right to indemnification of covered persons and the advancement of expenses, including mandatory advancement for directors and officers.

The Amended Bylaws took effect upon adoption by the Board. The foregoing summary of the adopted provisions to the Amended Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Bylaws, as amended and restated August 28, 2008, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated By-Laws of CMGI, Inc., dated August 28, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMGI, Inc.

Date: August 28, 2008	By:	/s/ Peter L. Gray
Peter L. Gray
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated By-Laws of CMGI, Inc., dated August 28, 2008

5